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Exhibit 23.1

Consent and Report of Independent Registered Public Accounting Firm

The Board of Directors
Equinox Holdings, Inc.

The audits referred to in our report dated June 16, 2004, included the related financial statement schedules as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, included in Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-112531) dated July 14, 2004. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-112531) dated July 14, 2004.

                      KPMG LLP

                      /s/ KPMG LLP

New York, New York
July 12, 2004

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  Exhibit 23.1
Consent and Report of Independent Registered Public Accounting Firm